[logo - American Funds®]	The U.S. Treasury Money Fund of America 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

ABNER D. GOLDSTINE, President and Principal Executive Officer, and ARI M. VINOCOR, Treasurer and Principal Financial Officer of The U.S. Treasury Money Fund of America (the "Registrant"), each certify to the best of his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended September 30, 2007 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE U.S. TREASURY MONEY FUND OF AMERICA	THE U.S. TREASURY MONEY FUND OF AMERICA

/s/ Abner D. Goldstine	/s/ Ari M. Vinocor
Abner D. Goldstine, President	Ari M. Vinocor, Treasurer

Date: December 7, 2007	Date: December 7, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE U.S. TREASURY MONEY FUND OF AMERICA and will be retained by THE U.S. TREASURY MONEY FUND OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.